Exhibit 99.1

Rumble Reports Fourth Quarter and Full Year 2025 Results

~ Surpasses $100 Million in Annual Revenue, First Time in the Company’s History ~

~ MAUs of 52 Million in Q4, Representing 11% Quarterly Sequential Growth ~

~ Recently Launched Rumble Shorts Tops 1 Million Daily Unique Video Views ~

~ On Track to Complete Transformative Acquisition of AI Infrastructure Company, Northern Data, in the Second Quarter of 2026 ~

~ Northern Data’s GPU Utilization is Expected to Approximate 85% by End of Q1 20261 ~

LONGBOAT KEY, Fla., March 5, 2026 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM), the Freedom-First technology platform, today announced financial results for the fiscal quarter and full year ended December 31, 2025.

Q4 2025 Key Highlights and Key Items

●	Revenue for the fourth quarter was $27.1 million, a sequential increase of 9% from $24.8 million in the third quarter of 2025.

●	Average global Monthly Active Users (“MAUs”) of 52 million in the fourth quarter of 2025, a sequential increase of 11% from the third quarter of 2025. The increase is primarily related to an initial investment in international expansion.

●	Average Revenue Per User (“ARPU”) for the fourth quarter of 2025 was $0.46, representing a 2% increase from the third quarter of 2025.

●	Net Loss for the fourth quarter was $32.7 million compared to a loss of $236.8 million in the fourth quarter of 2024, principally attributable to a $184.7 million loss in the change in fair value of derivative expense related to Tether’s strategic investment in Rumble in the fourth quarter of 2024.

●	Adjusted EBITDA, a non-U.S. GAAP financial measure, was a loss of $16.0 million in the fourth quarter of 2025 compared to a loss of $13.4 million in the fourth quarter of 2024.

●	As of December 31, 2025, Rumble had total liquidity of $256.4 million, consisting of $237.9 million in cash and cash equivalents and 210.82 Bitcoin, valued at $18.5 million.

●	Secured a $100 million advertising commitment from Tether, structured as $50 million per year over two years beginning in Q1 2026, designed to advance Rumble Wallet integration, expand creator monetization, and accelerate new advertising solutions on the platform.

[1]	See Northern Data’s announcement dated March 5, 2026 entitled “Northern Data Provides Operational Update.”

●	Signed a business combination agreement to acquire AI infrastructure leader Northern Data AG (“Northern Data”), aiming to significantly expand Rumble Cloud’s compute footprint with approximately 22,400 NVIDIA GPUs (including H100s and H200s) and a globally distributed data center network to accelerate international growth and AI innovation.[2]

●	Announced an initial GPU services purchase commitment of up to $150 million over a two-year period from Tether, following the closing of Rumble’s voluntary public exchange offer for Northern Data and reinforcing strategic collaboration to scale AI infrastructure and high-performance computing capacity.

●	Announced a strategic partnership with Perplexity to enhance video discovery on Rumble, integrating Perplexity’s AI-powered search tools into Rumble’s platform and launching a new bundled subscription offer combining Rumble Premium with Perplexity Pro, alongside an advertising commitment to promote Perplexity’s AI-based browser Comet.

●	Announced that Rumble Cloud has partnered with the NFL’s Cleveland Browns, with the Browns selecting Rumble to provide video cloud storage and infrastructure services — marking the team as the third NFL franchise to adopt Rumble Cloud following agreements with the Miami Dolphins and Tampa Bay Buccaneers.

Subsequent Events

●	On January 6, 2026, the Company announced that it has named Greg Sherrill as its first President of Sales for Rumble Advertising, having held senior leadership positions at Magnite, AT&T, and Comcast, Greg brings a seasoned brand and agency market executive to lead the expansion of the Company’s advertising business and deepen relationships with media buyers and major brands.

●	On January 6, 2026, the Company announced that it has confidentially submitted a draft registration statement on Form S-4 with the U.S. Securities and Exchange Commission in connection with the proposed business combination with Northern Data, marking a key regulatory step toward launching the voluntary exchange offer that is designed to expand Rumble’s cloud and GPU infrastructure footprint.

●	On January 7, 2026, the Company and Tether jointly launched Rumble Wallet, a non-custodial cryptocurrency wallet integrated into the Rumble platform, that currently supports Bitcoin (BTC), Tether (USD₮), Tether Gold (XAU₮) and USA₮, Tether’s made-in-America, U.S. dollar-backed stablecoin, enabling creators to receive direct, borderless crypto payments without intermediaries.

●	On January 12, 2026, the Company announced an exclusive video and live streaming distribution agreement with The Dan Bongino Show, making Rumble the sole platform for daily live streams of the show, further strengthening the Company’s position in independent media content.

[2]	Data center and GPU information included in this press release is based on information provided by Northern Data.

●	On February 4, 2026, the Company unveiled the web version of Rumble Shorts, a new short-form video experience featuring continuous swipeable content under 90 seconds to boost creator discovery, drive engagement, and integrate tipping via Rumble Wallet.

●	On February 13, 2026, the Company announced that Rumble Shorts had been approved by Google Play and that Android users are now able to download or update their Rumble apps to experience Rumble Shorts. Further, on February 25, Rumble Shorts was approved by the Apple App Store. Rumble Shorts has now topped 1 million daily unique video views.

●	On March 2, 2026, the Company announced that Maurice Edelson has joined Rumble as its General Counsel & Corporate Secretary, bringing more than 25 years of legal, strategic, and business experience in the media, arts and entertainment industries.

Management Commentary

Rumble’s Chairman and CEO, Chris Pavlovski, commented, “Rumble has reached an inflection point. The investments we made throughout 2025, in platform stability, creator monetization, short-form video, and our sales infrastructure, are beginning to bear fruit. Rumble Shorts alone surpassed one million daily unique video views just weeks after launch, and Rumble Wallet gives creators a first-of-its-kind way to earn through Bitcoin, USA ₮, USD ₮, and Tether Gold. Our advertising business is anchored by a $100 million Tether commitment, and our pending acquisition of Northern Data will open an entirely new frontier in Cloud and GPU infrastructure. We are competing, winning on multiple fronts, and we are just getting started.”

Q4 Financial Summary (Unaudited)

For the three months ended December 31,	2025	2024	Variance ($)	Variance (%)

Revenues	$27,068,454	$30,228,287	$(3,159,833)	(10%)

Expenses
Cost of services (content, hosting and other)	$25,586,021	$34,522,828	$(8,936,807)	(26%)
General and administrative	9,946,460	7,197,976	2,748,484	38%
Research and development	4,673,281	4,425,610	247,671	6%
Sales and marketing	7,284,846	3,803,882	3,480,964	92%

Revenues decreased by $3.2 million to $27.1 million in the three months ended December 31, 2025 compared to the three months ended December 31, 2024, of which $2.8 million was attributable to a decrease in Audience Monetization revenues and $0.4 million to lower Other Initiatives revenues. The decrease in Audience Monetization revenues was driven by a $5.5 million decrease in advertising, tipping and platform hosting fees, offset by a $2.7 million increase in subscription fees and licensing fees. The decrease in Other Initiative revenues was due to a $0.5 million decrease in advertising inventory being monetized by our publisher network, offset by a $0.1 million increase in cloud services offered.

Cost of services decreased by $8.9 million to $25.6 million in the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The decrease was primarily due to a reduction in programming and content costs of $8.8 million and other costs of services of $0.1 million.

General and administrative expenses increased by $2.7 million to $9.9 million in the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The increase was driven by a $1.9 million rise in administrative expenses, reflecting higher professional fees, insurance and other administrative services, and an increase in payroll and related expenses of $0.8 million.

Research and development expenses increased by $0.2 million to $4.7 million in the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The increase resulted from a $0.2 million increase in costs associated with computer software, hardware, and other expenditures used in research and development-related activities.

Sales and marketing expenses increased by $3.5 million to $7.3 million in the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The increase was driven by higher marketing and public relations activities of $2.8 million, along with a $0.5 million increase in payroll and related expenses and a $0.2 million increase in consulting services.

Capitalization as of December 31, 2025

The table below sets forth Rumble’s fully diluted capitalization as of December 31, 2025.

			Earnout / Escrow		Total
Class A Common stock	261,050,692	[1]	78,376,354	[2]	339,427,046
Options, warrants & RSUs	53,286,634	[3]	28,587,396	[4]	81,874,030
Total	314,337,326		106,963,750		421,301,076

*	Table excludes non-economic, voting shares[5]

(1)	Consists of 192,971,940 shares of Class A Common Stock outstanding, plus 68,078,752 shares of Class A Common Stock issuable upon exchange of any issued and outstanding exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”).

(2)	Pursuant to the terms of our initial business combination in 2022, certain shareholders are eligible to receive up to an aggregate of 78,376,354 additional shares of Class A Common Stock if the closing price of the Class A Common Stock is greater than or equal to $15.00 and $17.50, respectively (with 50% released at each target, or if the latter target is reached first, 100%) for a period of 20 trading days during any 30 trading-day period. The term will expire on September 16, 2027. If there is a change in control prior to September 16, 2027, resulting in a per share price equal to or in excess of the $15.00 and $17.50 share price milestones not previously met, then the Company shall issue the earnout shares to these shareholders. The shares are currently being held in escrow until the contingency is met and consist of 20,800,886 shares of Class A Common Stock, ExchangeCo Shares exchangeable for 55,611,718 shares of Class A Common Stock, and 1,963,750 shares of Class A Common Stock held by the Sponsor subject to forfeiture.

(3)	Consists of 43,227,838 shares of Class A Common Stock issuable under options outstanding, plus 8,046,045 shares of Class A Common Stock issuable under warrants outstanding, plus 2,012,751 restricted stock units outstanding. Excludes 400,000 restricted stock units that have market conditions.

(4)	Consists of 28,587,396 shares of Class A Common Stock issuable under options that are subject to the same earnout conditions set forth in footnote (2) above. The options are currently being held in escrow until the contingency is met.

(5)	The Company has two classes of non-economic, voting shares that are issued solely for voting purposes: (i) shares of Class C Common Stock which are issued in “tandem” with each ExchangeCo Share on a one-for-one basis, with each such share of Class C Common Stock intended to give the holder thereof the same voting rights as one share of Class A Common Stock, but are otherwise non-economic and (ii) shares of Class D Common Stock, with each share carrying 11.2663 votes per share but are otherwise non-economic, held by the Company’s founder and CEO Chris Pavlovski.

Conference Call Webcast Information

Rumble will host a conference call at 5:00 p.m. Eastern Time today, Thursday, March 5, 2026, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Chris Pavlovski, the Chairman and CEO of Rumble, will also be interviewed by Matt Kohrs on Thursday, March 5, 2025 at 6:30 p.m. Eastern Time. The interview will be accessible here and streamed live on the Matt Kohrs Rumble channel at rumble.com/MattKohrs.

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology (“MAUs (UA)”) for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a Freedom-First technology platform with a mission to protect a free and open internet. The platform spans cloud, AI, and digital media, including its namesake video service, and is built on a foundation of customer independence and free speech.

Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-U.S. GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-U.S. GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We use the non-U.S. GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related transaction costs, change in fair value of warrants, change in fair value of digital assets, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest U.S. GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; weakened global economic conditions may affect our business and operating results; our limited operating history makes it difficult to evaluate our business and prospects; we may not grow or maintain our active user base, and may not be able to achieve or maintain profitability; we may fail to maintain adequate operational and financial resources; we may be unsuccessful in attracting new users to our mobile and connected TV offerings; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets may adversely affect our business and operating results; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; new technologies have been developed that are able to block certain online advertisements or impair our ability to deliver advertising, which could harm our operating results; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business, financial performance, and operating results; we may become subject to newly enacted laws and regulations that restrict or moderate content on the internet; we are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age restriction or verification requirements and children’s online safety laws contemplated or enacted in various U.S. states and foreign jurisdictions; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; we have incurred and will incur significantly increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition, and results of operations; risks related to the proposed Northern Data business combination, including our ability to successfully complete the proposed transaction; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com ), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble ), the @chrispavlovski X account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris ), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

Important Information for Investors and Stockholders

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be commenced except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and/or a prospectus pursuant to the Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”).

When the exchange offer referenced in this press release (the “Offer”) is launched in accordance with the definitive agreements for the transaction, such Offer will only be made pursuant to (i) the Registration Statement and related information statement and other relevant documents to be filed by Rumble with the Securities and Exchange Commission (“SEC”), (ii) a securities prospectus in accordance with the EU Prospectus Regulation (the “EU Prospectus”) to be filed by Rumble with and to be approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) and (iii) a separate offer document (the “Offer Document”) which will contain the terms and conditions of the Offer in detail as well as other information regarding the Offer. BaFin’s approval will only confirm that the EU Prospectus meets the standards of completeness, comprehensibility and consistency required by law and shall not be considered as an endorsement of the Offer or Rumble’s stock. The Offer Document will not be subject to review or registration proceedings of any securities regulator neither in nor outside the Federal Republic of Germany, and the Offer Document will not be approved or recommended by any such securities regulator, including the SEC or BaFin. Before making any voting or investment decision, investors and security holders of Northern Data are strongly advised to read (i) the Registration Statement and related information statement and all other relevant documents filed or that will be filed with the SEC, (ii) the EU Prospectus following its approval by BaFin and (iii) the Offer Document in connection with the Offer, when launched, as they become available because they will contain important information about the transaction. Holders of Northern Data shares will need to make their own decision whether to tender shares in the Offer, when launched. Investors and security holders of Northern Data will be able to obtain free copies of (i) the Registration Statement and related information statement and all other relevant documents filed or that will be filed with the SEC by Rumble through the website maintained by the SEC at www.sec.gov, (ii) the EU Prospectus and the Offer Document through the website relating to the Offer (www.rumble-offer.com).

Neither the SEC, any U.S. state securities commission nor the BaFin has passed any comment upon the adequacy, accuracy or completeness of the disclosure in this press release. Any representation to the contrary is a criminal offense in the United States.

Rumble reserves the right to acquire further Northern Data Shares in a manner other than in the context of the Offer on or off the stock exchange and/or enter into corresponding acquisition agreements during the offer period, in each case in accordance with applicable law. Any information about such purchases that is made public in Germany will also be made publicly available in the United States on a comparable basis, including by press release and/or by filing a Form 8-K with the SEC. Rumble is not obliged to adjust the offer price as a result of such acquisitions.

Certain Information Regarding Participants

Rumble and its directors, executive officers and other members of its management and employees may be deemed under SEC rules to be participants in the solicitation of proxies of Rumble’s stockholders in connection with the proposed transactions. Information concerning the interests of Rumble’s participants in any such solicitation, if applicable, which may, in some cases, be different from those of Rumble’s stockholders generally. Information regarding the directors and executive officers of Rumble is contained in Rumble’s Annual Report on Form 10-K for the year ended December 31, 2024, and its Proxy Statement on Schedule 14A, dated April 25, 2025, which are filed with the SEC and can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the information statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended,		Twelve Months Ended,
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Revenues	$27,068,454	30,228,287	$100,622,320	95,488,190

Expenses
Cost of services (content, hosting and other)	$25,586,021	34,522,828	$107,383,833	138,472,266
General and administrative	9,946,460	7,197,976	48,738,522	36,646,307
Research and development	4,673,281	4,425,610	18,743,630	18,923,319
Sales and marketing	7,284,846	3,803,882	23,892,235	17,330,925
Acquisition-related transaction costs	5,678,631	-	13,303,532	-
Amortization and depreciation	3,789,174	4,495,983	14,564,535	13,614,587
Change in fair value of digital assets	5,599,051	-	649,638	-
Change in fair value of contingent consideration	-	-	-	1,354,357

Total expenses	62,557,464	54,446,279	227,275,925	226,341,761

Loss from operations	(35,489,010)	(24,217,992)	(126,653,605)	(130,853,571)
Interest income	2,439,259	1,437,886	10,419,139	8,083,903
Other expense	(10,167)	(133,550)	(10,643)	(207,431)
Change in fair value of warrant liability	402,359	(31,214,302)	24,781,975	(32,694,697)
Change in fair value of derivative	-	(184,699,998)	9,700,000	(184,699,998)

Loss before income taxes	(32,657,559)	(238,827,956)	(81,763,134)	(340,371,794)
Income tax (expense) benefit	(35,918)	2,075,330	(67,228)	2,009,015

Net loss	$(32,693,477)	(236,752,626)	$(81,830,362)	(338,362,779)

Loss per share – basic and diluted	$(0.13)	(1.15)	$(0.32)	(1.66)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	260,723,829	205,411,121	254,739,238	204,100,835

Share-based compensation expense included in expenses:
Cost of services (content, hosting and other)	$901,293	3,698,105	$4,435,783	9,030,594
General and administrative	2,178,391	1,611,165	14,434,478	11,788,130
Research and development	836,193	715,077	3,287,078	2,014,168
Sales and marketing	473,115	312,376	1,679,442	981,871

Total share-based compensation expense	$4,388,992	6,336,723	$23,836,781	23,814,763

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024

Assets

Current assets
Cash and cash equivalents	$237,919,453	$114,018,900
Accounts receivable, net	11,859,231	9,778,941
Prepaid expenses and other	14,767,472	12,329,789
	264,546,156	136,127,630

Other non-current assets	1,123,781	402,475
Digital assets	18,450,362	-
Property and equipment, net	16,178,941	17,068,076
Right-of-use assets, net	1,868,458	1,753,100
Intangible assets, net	24,023,709	29,306,135
Goodwill	10,655,391	10,655,391
	$336,846,798	$195,312,807

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$27,875,120	$18,223,372
Deferred revenue	16,105,587	12,812,984
Lease liabilities	1,281,444	1,000,643
Derivative liability	-	184,699,998
	45,262,151	216,736,997

Lease liabilities, net of current portion	633,128	799,910
Warrant liability	15,609,327	40,391,302
Other liability	500,000	500,000
	62,004,606	258,428,209
Commitments and contingencies

Shareholders’ equity (deficit)
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 215,736,576 and 118,808,857 shares issued and outstanding, as of December 31, 2025 and 2024, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 165,153,621 shares issued and outstanding, as of December 31, 2025 and 2024, respectively; 110,000,000 Class D authorized, 95,791,120 and 105,782,403 shares issued and outstanding, as of December 31, 2025 and 2024, respectively)	773,439	768,892
Accumulated deficit	(565,396,304)	(483,565,942)
Additional paid-in capital	839,465,057	419,681,648
	274,842,192	(63,115,402)
	$336,846,798	$195,312,807

Consolidated Statements of Cash Flows

For the year ended December 31,	2025	2024
Cash flows provided by (used in)

Operating activities
Net loss for the year	$(81,830,362)	$(338,362,779)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	14,564,535	13,614,587
Share-based compensation	23,836,781	21,530,677
Provision for credit losses	954,321	-
Net trade and barter revenue and expense	(118,873)	118,873
Non-cash lease expense	1,195,321	997,541
Change in fair value of warrants	(24,781,975)	32,694,697
Change in fair value of contingent consideration	-	1,354,357
Change in fair value of digital assets	649,638	-
Change in fair value of derivative	(9,700,000)	184,699,998
Loss on disposal of property and equipment	20,771	-
Loss on lease termination	925	-

Changes in operating assets and liabilities:
Accounts receivable	(3,034,611)	(4,338,494)
Prepaid expenses and other	(3,210,027)	2,321,553
Accounts payable and accrued liabilities	8,758,479	(4,268,101)
Deferred revenue	3,411,476	5,690,220
Deferred tax liability	-	(2,009,015)
Operating lease liabilities	(1,146,548)	(1,054,589)
Net cash used in operating activities	(70,430,149)	(87,010,475)
Investing activities
Purchase of property and equipment	(4,066,907)	(2,674,114)
Purchase of intangible assets	(2,887,859)	(4,493,422)
Sale and maturities of marketable securities	-	1,135,200
Purchase of digital assets	(19,100,000)	-
Cash paid to non-accredited investors in connection with Callin acquisition	-	(2,488,931)
Cash paid in connection with North River acquisition	-	(7,122,868)
Net cash used in investing activities	(26,054,766)	(15,644,135)
Financing activities
Taxes paid from net share settlement for share-based compensation	(3,349,241)	(1,963,132)
Proceeds from exercise of warrants and stock options	2,988,990	663,204
Proceeds from issuance of Class A Common Stock under ESPP	175,510	-
Proceeds from issuance of Class A Comon Stock	775,000,000	-
Repurchase of Class A Common Stock	(525,000,000)	-
Share issuance costs	(29,429,791)	(365,220)
Net cash provided by (used in) financing activities	220,385,468	(1,665,148)

Increase (decrease) in cash and cash equivalents during the period	123,900,553	(104,319,758)

Cash and cash equivalents, beginning of year	114,018,900	218,338,658
Cash and cash equivalents, end of year	$237,919,453	$114,018,900

Supplemental cash flow information:
Cash paid for income taxes	$33,755	$71,864
Cash paid for interest	-	288
Cash paid for lease liabilities	1,138,002	1,242,376

Non-cash investing and financing activities:
Class A Common Stock issued to settle contingent consideration liability	-	1,404,753
Deferred issuance costs included in accounts payable and accrued liabilities	-	880,000
Settlement of the derivative liability	174,999,998	-
Property and equipment in accounts payable and accrued liabilities	893,270	46,210
Recognition of operating right-of-use assets in exchange of operating lease liabilities, net of derecognition of terminated leases	1,119,786	276,738
Share-based compensation capitalized related to intangible assets	565,709	736,966

Reconciliation of GAAP to Non-U.S. GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Net loss	$(32,693,477)	(236,752,626)	$(81,830,362)	(338,362,779)
Adjustments:
Amortization and depreciation	3,789,174	4,495,983	14,564,535	13,614,587
Share-based compensation expense	4,388,992	6,336,723	23,836,781	23,814,763
Interest income	(2,439,259)	(1,437,886)	(10,419,139)	(8,083,903)
Other expense	10,167	133,550	10,643	207,431
Income tax (expense) benefit	35,918	(2,075,330)	67,228	(2,009,015)
Change in fair value of warrants liability	(402,359)	31,214,302	(24,781,975)	32,694,697
Change in fair value of contingent consideration	-	-	-	1,354,357
Change in fair value of derivative	-	184,699,998	(9,700,000)	184,699,998
Change in fair value of digital assets	5,599,051	-	649,638	-
Acquisition-related transaction costs	5,678,631	-	13,303,532	-
Adjusted EBITDA	$(16,033,162)	(13,385,286)	$(74,299,119)	(92,069,864)